EXHIBIT 10.15
City of Buenos Aires, December 28, 2006
Messrs.
Pan American Energy LLC Sucursal Argentina (Argentine Branch)
Av. Leandro N. Alem 1180
(1001) Buenos Aires
Re.: Strategic Agreement for the rendering of Drilling, Completion and Workover Services of oil and/or gas wells. Amendment # 2.
Dear Sirs,
We hereby submit to your consideration our sole amendment proposal (the “Amendment”) to the Strategic Agreement for the rendering of Drilling, Completion and Workover Services of wells located in the area of the Gulf of San Jorge, Provinces of Chubut and Santa Cruz, and other related services transcribed in our note dated July 1, 2003, the text of which is transcribed herein below.
All capitalized terms used in this Amendment that have not been expressly defined shall have the meaning assigned to them by the Strategic Agreement.
“WHEREAS,
•	taking into account the changes in prices and costs verified in the local market, it is the PARTIES intention to adjust the tariffs and work certification modalities set forth by the Strategic Agreement;

•	taking into account that opportunities have been detected, it is the PARTIES intention the adjustment of the drilling equipments to the prevailing operational conditions in the rendering of the SERVICES, formalizing an adjustment of the Technical Specifications attached to the Strategic Agreement;

•	the PARTIES have agreed that due to the work experience registered as of the beginning of the Strategic Agreement to the date, it would be of mutual convenience to extend its term.
THEREFORE the PARTIES agree to execute this Amendment under the following terms:
1. PARTIES
DLS Argentina Limited — Sucursal Argentina, with legal domicile at Sarmiento 663, City of Buenos Aires, hereinafter referred to as “DLS” and PAN AMERICAN ENERGY LLC — Sucursal Argentina, with legal domicile at Av. Leandro N. Alem 1180 of the City of Buenos Aires, hereinafter referred to as “PAE”, (both parties jointly referred to as the “PARTIES” and individually as “PARTY”).
2. PURPOSE
The purpose of this Amendment is to modify the Strategic Agreement in the following aspects:
2.1. Tariffs
The tariffs that DLS shall be entitled to charge for the rendering of the SERVICES, as of January 1, 2006 shall be those established in Appendix I “Tariffs” attached to the present Amendment, which nullifies and replaces all prior consideration with reference to this issue contained in the Strategic Agreement and its amendments prior to the present one.
2.2. Technical Specification

The drilling equipments that DLS shall use for the rendering of the SERVICES will have to conform completely to what it is set forth in Appendix II “Technical Appendix — IIA — DRILLING IN THE GOLFO SAN JORGE BUSINESS UNIT” attached to the present Amendment, which nullifies and replaces the document with equivalent content of the Strategic Agreement.
In addition, DLS shall provide the main and ancillary equipment necessary for the provision of the SERVICES in accordance with the API Standards and the Norms and Standards set forth in Appendix III of the present Amendment, and with the specific Application Norms referred in them.
2.3. Term
The Strategic Amendment modified by the present Amendment shall have a term of five (5) years as of the Effective Date of the present and shall remain in effect up to the fulfillment of the established term, date in which it will finalize without requiring further action and without the need of any prior notice in that direction.
The term previously set forth, however, will be subject to the early termination stipulations which are established in the Documents of the Strategic Agreement.
3. RENDERING OF THE SERVICES
The Services that constitute the subject matter of this Agreement shall be rendered exclusively to the extent to which they are required by PAE and in the amount determined by the latter, in accordance with the guidelines set forth by the Strategic Agreement.
4. RATIFICATION
All terms and conditions not expressly amended by the present Amendment shall continue to be governed by the Strategic Agreement, whose terms and conditions are deemed to be reproduced herein and ratified to all effects.
The present offer shall be considered accepted by you when Pan American Energy LLC (Sucursal Argentina) pays the first invoice which DLS Limited Argentina (Sucursal Argentina) presents in accordance with the new tariffs set forth in the preceding Article 2.1..
For the purposes of this Amendment the payment date shall be considered as the “Effective Date” of the Amendment.
Sincerely,
/s/ Martín Zöldi
Martín Zöldi
Vice President

APPENDIX I — PRICES
The present Appendix I forms part of the “Strategic Agreement for the rendering of Drilling, Completion and Workover Services of oil and gas wells” dated January 1, 2006 (hereinafter, the “Agreement” or the “Alliance”). All capitalized terms that are not expressly defined by the present instrument shall have the meaning assigned to them by the Agreement.
1.	INTRODUCTION

The PARTIES acknowledge that the compensation scheme described below has been designed by mutual agreement for the purpose of facilitating the achievement of the goals set for the Alliance and, to this effect, such scheme may be revised and amended at the request of any of the PARTIES, on the basis that the operation practices and/or a change in the external conditions during the term of the Agreement reveal a discrepancy between the intended results and the results actually achieved.

Likewise, at any time during the term of the Agreement any PARTY may propose any amendment to the present compensation scheme that might reinforce the effective achievement of the intended goals.

In any case, the proposed amendments shall require both PARTIES approval in order to be incorporated to the Agreement.

2.	QUOTATION CURRENCY AND ADJUSTMENT FOR INFLATION
2.1.	Mixed Unit
The prices contained in the present Appendix I are expressed in Mixed Units, hereinafter MU; a MU is a currency unit defined for the sole purpose of facilitating the management of the prices of the Agreement.
MU result from directly adding the amounts in US Dollars (USD) and in legal tender Argentine Pesos ($) in which any price may be broken down according to the PARTIES agreement. Therefore MU shall become completely defined by identifying the USD proportion in each MU, since the remaining complementary part corresponds to $.
The corresponding complete notation shall be: MU(X%USD), which means that every MU shall be composed of X% USD and (100-X)% $.
For the purpose of clarifying the meaning and application of the MU, the following two examples may be used:

Case 1: 100 MU(30%USD) are equivalent to USD30 + $70 Case 2: 200 MU (60%USD) are equivalent to USD120 + $80

In this Agreement, when a price is expressed in MU(X%USD), the amount corresponding to USD shall be referred to as USD Portion and the amount corresponding to $ shall be referred to as $ Portion.

In the examples above, in the first case the USD Portion is 30 and the $ Portion is 70; in the second case, the USD Portion is 120 and the $ Portion is 80.
2.2.	Ii Adjustment Index
For the purposes of attenuating the significant variations on profitability that inflation/deflation processes may impose on contracts executed on the basis of fixed prices, the Parties agree to review and eventually adjust the different prices and tariffs contained in the present Appendix I on a monthly basis, by using the Ii Adjustment Index; the Index general calculation way and application procedure are the following:

2.2.1.	The Ii Adjustment Index corresponding to the “i” period shall be calculated on a monthly basis according to the following formula:

	IFASPi-1		IGOILi-1		IPPi-1

Ii = A x		+ B x		+ C x
	IFASP0		IGOIL0		IPP0
where

IFASP: Cost in $ of an intervention crew composed or 1 driller, 1 derrickman and 3 roughnecks as stated in the Services Salary Table of the Collective Bargaining Agreement for the FASPyGP, considering the agreement’s basic gross salaries (no extras) plus employer’s contributions to the Retirement Fund, Act 19.032, Medical Care and Labor Risk Insurance. The annual statutory bonus and employer’s contributions percentages shall also be added, including the Cuota Solidaridad (Solidarity Contribution) minus the recovery of tax credits.

IGOIL: Price in $ of diesel oil in bulk in Comodoro Rivadavia

IPP: Producer’s Basic Prices Index

Sub-indexes ‘i-1’ indicate that the value corresponds to the period preceding the ‘i’ period regarding which the Adjustment Index is being calculated.

Sub-indexes ‘0’ indicate that the value corresponds to the initial month, defined as December, 2005.

Coefficients A, B and C shall be defined for each particular tariff.

2.2.2.	The ‘i’ period adjusted tariff shall result from multiplying the $ Portion of the tariff by the Ii Adjustment Index calculated in accordance with section 2.2.1 above.

In the explanatory examples used in section 2.1, if for a particular month the Adjustment Index was Ii = 1.05, the payable amounts would be the following:

Case 1: 100 MU(30%USD) are equivalent to USD30 + $70 USD30 + $73.5 are payable Case 2: 200 MU(60%USD) are equivalent to USD120 + $80 USD120 + $84 are payable

2.2.3.	The Adjustment Index for a particular month calculated according to above described methodology shall require prior approval by PAE in order to be effectively applicable to the tariffs. Following approval the adjustment shall remain in effect until replaced by a new Adjustment Index approved by PAE.

2.2.4.	Under no circumstances shall the USD Portion of the tariff be affected by adjustments for inflation.

2.2.5.	The variables selected to design the Adjustment Index as well as their respective coefficients A, B and C regarding each particular tariff may be replaced by new variables and coefficient values provided the Parties agree to do so.
3.	COMPENSATION SCHEME

3.1. Drilling Service
Compensation to be paid by PAE to DLS for the drilling service rendered in accordance with the scope, terms and conditions of the Agreement and its Appendixes and the type of equipment used:
•	“Small Equipment”: Rigs Nbr. 101. 102, 104, 111, 136 and 154, and

•	“Large Equipment”: Rigs Nbr. 113, 148 and 150,
shall be subject to the following scheme:
3.1.1.	Wells between 900 and 2,700 mts. depth / Conventional drilling

The drilling of wells whose final depth is between 900 and 2,700 mts. and which have been drilled by using the standard methodology specified in Appendix II, or by using methodologies previously tested and adopted by the PARTIES by mutual agreement and which therefore cannot be termed as “tests” (hereinafter, “Conventional Drilling”), shall be compensated with a lump sum (“lump sum”) for each completed well, to be determined in accordance to the following formula:
LS = K n x T Std
where:

LS = Lump Sum [MU(25%USD)]

Kn = Standard Hourly Rate in accordance with the size of the equipment
K1 “Small Equipment” = 1,259.13 UM(25%USD)/hour
K2 “Large Equipment” = 1,345.35 UM(25%USD)/hour
T Std = Standard drilling Time measured in hours, which shall be determined on the basis of the final depth of the completed well TD expressed in meters using the notation:
T Std = ηi x112xEXP(0.00048xTD)
where ηi is the efficiency applicable to the period ‘i’ for which the Standard Time is being calculated. The ηi efficiency shall be recalculated every 6 months as from the effective date of the Agreement using the notation:

ηi = ηi-1 X { 1- [(1-	Σ ΤReal	) x 0.5]}

Σ ΤStd(i-1)
where:

Σ TReal is the summation of the time actually used in the drilling of all the wells certified under the Lump Sum tariff and carried out during the past 12 months of operation.

Σ T Std(i-1) is the summation of the time anticipated by the function T Std in effect during the period immediately prior to the period for which the efficiency is being calculated, applied to the same wells as referred above.

ηi-1 is the efficiency corresponding to the immediately previous period. It is hereby established that the efficiency corresponding to the initial 6 months period equals 1 (one).

Deviations beyond 30 % of the real time on the standard curve

Wells which depths are between 900 and 2700 meters and which real drilling time exceeds in more than 30 % the standard time for such depth, shall be certified under the hourly tariff methodology, as provided in paragraph 3.1.2.

For the purposes of the present section, the referred drilling times comprise as from the beginning of the dismantling of the equipment at one site up to the beginning of the dismantling of the equipment at the next site, including transport time from one site to the other one.

Logging Hours

In case that during the completion of a well more than 38.25 hours are used in logging operations, an additional amount shall be paid in addition to the lump sum “LS”, to be determined in accordance to the following notation:

H1 x SHO + H2 x OHR

where:

H1 = logging hours following the first 38.25 and up to a maximum of 48 total hours.

H2 = logging hours following the first 48 hours

SHOn = as defined in section 3.1.4

OHRn = as defined in section 3.1.2
3.1.2.	Wells over 2,700 mts. depth and TESTS

Wells of a projected final depth exceeding 2,700m or wells in which the PARTIES decide to use technologies or procedures as TESTS shall be compensated through the Hourly Rate plus reimbursable costs system.

The materials and services actually employed during the drilling and not included in the equipment’s hourly compensation shall be reimbursed by PAE to DLS at the presentation of the corresponding expenses vouchers or through the use of unit price lists approved by the PARTIES in due time.

Such materials and services comprise, among others: Drill Bits, Mud Materials, Water Transport, Rentals, etc.

NDT is the Net Drilling Time measured in hours as from the well spuding up to the completion of the works and dismantling of the equipment; the amount PAE shall pay DLS in order to compensate the use of the drilling equipment shall be calculated as the result of NDT x OHRn, where:

OHR1 = Operation Hourly Rate “Small Rigs” = 902.71 MU(18%USD)/hour

OHR2 = Operation Hourly Rate “Large Rigs” = 993.42 MU(18%USD)/hour

DTA Tariff

The compensation to be paid by PAE to DLS for Dismantling, Transport and Assemblage (DTA) of the rigs shall be:

DTA1 “Small Rigs” = 50,843.69 MU(18%USD) DTA2 “Rigs 113 and 148” = 74,030.90 MU(18%USD) DTA3 “Rigs 150” = 121,467.31 MU(18%USD)

Forklifts (autoelevadores)

TDOAE = Daily Operation Tariff = 481.44 (MU(0%USD)

Monitoring systems (Pason)

TDOSM = Daily Operation Tariff = 132.57 MU(100%USD)

3.1.3.	Deepenings exceeding 2,700 mts. depth

In case of deepenings exceeding 2,700m for all types of wells having an original final depth of less than 2,700m, the total compensation shall be calculated as the summation of the LS (Lump Sum) corresponding to 2,700m, calculated as described in 2.1.1, plus the amount resulting of applying the Hourly Rate plus Reimbursable Costs system defined in 2.1.2, applied as from 2,700m depth up to the completion of the well.

3.1.4.	Stand By Rate

The Stand By Rate applicable as provided for by the Technical Appendix shall be:

SHO1 = Stand By Hourly Rate “Small Rigs” = 830.50 MU(18%USD)/hour SHO2 = Stand By Hourly Rate “Large Rigs” = 913.96 MU(18%USD)/hour

3.1.5.	Coefficients for calculating the Adjustment Index

The values of the A, B and C coefficients as defined in 2.2.1 applicable to all rates detailed in 3.1 are:

A =	0.42
B =	0.19
C =	0.39
3.2. Completion and Workover service
Compensation to be paid to DLS for the Completion and Workover service rendered in accordance with the scope, terms and conditions of the Agreement and its Appendixes shall be:
3.2.1.	Operation Hourly Rate

The hourly rate that shall be used to compensate the use of Completion equipment shall be:

OHR = Operation Hourly Rate = 421.62 MU(13%USD)/hour

3.2.2.	Stand By and Climate Factor Hourly Rate

The Stand By and Climate Factor Hourly Rate applicable as provided for by the Technical Appendix shall be:

SHR = Stand By Hourly Rate = 381.60 MU(13%USD)/hour

CFHR = Climate Factor Hourly Rate = 273.02 MU(13%USD)/hour

3.2.3.	DTA Rate

Compensation that PAE shall pay DLS for the Dismantling, Transport and Assemblage (DTA) of Completion equipment shall be:

DTA(=f) = DTA between wells located on the same flange = 7,104.22 MU(13%USD) + [Distance in excess of 20Km] x 122.73 MU(13%USD)/Km

DTA(≠f) = DTA between wells located on different flanges = 16,281.29 MU(13%USD)

3.2.4.	Coefficients for calculating the Adjustment Index

The values of the A, B and C coefficients as defined in 2.2.1 applicable to all rates detailed in 3.2 are:

A =	0.59
B =	0.09
C =	0.32
3.3. Pulling Service
Compensation to be paid to DLS for the Pulling service rendered in accordance with the scope, terms and conditions of the Agreement and its Appendixes shall be:
3.3.1.	Operation Hourly Rate

The hourly rate that shall be used to compensate the use of Pulling equipment shall be:

Light Pulling

OHR = Operation Hourly Rate = 315.62 MU(13%USD)/hour

Heavy Pulling

OHR = Operation Hourly Rate = 356.61 MU(13%USD)/hour

3.3.2.	Stand By and Climate Factor Hourly Rate

The Stand By and Climate Factor Hourly Rate applicable as provided for by the Technical Appendix shall be:

Light Pulling

SHR = Stand By Hourly Rate = 284.05 MU(13%USD)/hour

CFHR = Climate Factor Hourly Rate = 157.80 MU(13%USD)/hour

Heavy Pulling

SHR = Stand By Hourly Rate = 320.96 MU(13%USD)/hour

CFHR = Climate Factor Hourly Rate = 178.31 MU(13%USD)/hour

3.3.3.	DTA Rate

Compensation that PAE shall pay DLS for the Dismantling, Transport and Assemblage (DTA) of Pulling equipment shall be:

Light Pulling

DTA(=f) = DTA between wells located on the same flange = 1,262.39 MU(13%USD) + [distance exceeding 20 Km] x 21.03 MU(13%USD/Km

Heavy Pulling

DTA(=f) = DTA between wells located on the same flange = 1,783.13 MU(13%USD) + [distance exceeding 20 Km] x 23.75 MU(13%USD/Km

3.3.4.	Coefficients for calculating the Adjustment Index

The values of the A, B and C coefficients as defined in 2.2.1 applicable to all rates detailed in 3.3 are:

A =	0.66
B =	0.06
C =	0.28
3.4 Extra Salary Compensations
PAE shall reimburse the benefits, not comprised in the salary, that DLS have to pay to its unionized personnel as a result of resolutions approved by the respective workers unions, by an item independent from the tariff, calculated as follows:
Personnel:

	UNIONS
	PRIVATE OIL	IERARCHICAL
[# individuals per equipment per month	WORKERS	PERSONNEL

DRILLING	24	8.5
COMPLETION AND WORKOVER	20	5.5
PULLING	16	4.5

Billing Costs:
PAE shall add to the acknowledged benefits a billing cost percentage. The same shall comprise:

Turnover Tax	2,50%
Municipal/Commercial Activities Tax	0,60%
Banking Debits and Credits Tax (Ley del cheque)	1,36%
Grossing up	0,20%

Total	4,66%
The current values of extra salary compensations as of the date of execution of this agreement are:
Drilling
ESC = Extra Salary Compensation = 2.067,45 MU(0%USD)/day/equipment
Completion and Workover
ESC = Extra Salary Compensation = 1.640,03 MU(0%USD)/day/equipment
Pulling
ESC = Extra Salary Compensation = 1.317,25 MU(0%USD)/day/equipment